Exhibit 99.1

Contact:
Marshall Loeb, President and CEO
Brent Wood, CFO
EastGroup Properties Announces	(601) 354-3555

Third Quarter 2021 Results

Third Quarter 2021 Results

•Net Income Attributable to Common Stockholders of $0.76 Per Diluted Share for Third Quarter 2021 Compared to $0.62 Per Diluted Share for Third Quarter 2020
•Funds from Operations of $1.55 Per Share for Third Quarter 2021 Compared to $1.36 Per Share for Third Quarter 2020, an Increase of 14.0%
•Same Property Net Operating Income for the Same Property Pool Excluding Income From Lease Terminations Increased 5.2% on a Cash Basis and 6.9% on a Straight-Line Basis for Third Quarter 2021 Compared to the Same Period in 2020
•98.8% Leased and 97.6% Occupied as of September 30, 2021; Average Occupancy of 97.1% for Third Quarter 2021
•Rental Rates on New and Renewal Leases Increased an Average of 37.4% on a Straight-Line Basis
•Acquired 661,000 Square Feet of Operating Properties for $95 Million
•Started Construction of Nine Development Projects Containing 1,311,000 Square Feet with Projected Total Costs of $153 Million
•Transferred Two Development and Value-Add Projects Totaling 383,000 Square Feet to the Real Estate Portfolio
•Development and Value-Add Program Consisted of 23 Projects in 15 Cities (3.9 Million Square Feet) at September 30, 2021 with a Projected Total Investment of $447 Million
•Declared 167th Consecutive Quarterly Cash Dividend: Increased the Dividend by $0.11 Per Share (13.9%) to $0.90 Per Share
•Refinanced a $100 Million Senior Unsecured Term Loan with Five Years Remaining and Reduced the Effective Fixed Interest Rate by 65 basis points to 2.10%; Added a Sustainability Metric to the Agreement
•Repaid a $40 Million Maturing Senior Unsecured Term Loan with a Fixed Interest Rate of 2.34%
•Issued 278,893 Shares of Common Stock Pursuant to the Company’s Continuous Common Equity Offering Program at an Average Price of $176.45 Per Share for Aggregate Net Proceeds of $49 Million

JACKSON, MISSISSIPPI, October 26, 2021 - EastGroup Properties, Inc. (NYSE: EGP) (the “Company”, “we”, “us” or “EastGroup”) announced today the results of its operations for the three and nine months ended September 30, 2021.

Commenting on EastGroup’s performance, Marshall Loeb, CEO, stated, “Our team and portfolio produced another strong quarter and are moving towards creating an excellent year. We’re pleased with our performance and given the demand we’re seeing, we don’t foresee a disruption to this momentum. In sum, we like where we stand today, and looking ahead, we remain bullish on the growth prospects for our shallow bay, last mile, Sunbelt market portfolio.”

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

EARNINGS PER SHARE

Three Months Ended September 30, 2021
On a diluted per share basis, earnings per common share (“EPS”) were $0.76 for the three months ended September 30, 2021, compared to $0.62 for the same period of 2020. The Company’s property net operating income (“PNOI”) increased by $9,296,000 ($0.23 per share) for the three months ended September 30, 2021, as compared to the same period of 2020. Depreciation and amortization expense increased by $3,052,000 ($0.08 per share) during the three months ended September 30, 2021, as compared to the same period of 2020.

Nine Months Ended September 30, 2021
Diluted EPS for the nine months ended September 30, 2021 were $2.13 compared to $1.82 for the same period of 2020. PNOI increased by $24,043,000 ($0.60 per share) for the nine months ended September 30, 2021, as compared to the same period of 2020. Depreciation and amortization expense increased by $8,252,000 ($0.21 per share) during the nine months ended September 30, 2021, as compared to the same period of 2020.

FUNDS FROM OPERATIONS AND PROPERTY NET OPERATING INCOME

Three Months Ended September 30, 2021
For the three months ended September 30, 2021, funds from operations attributable to common stockholders (“FFO”) were $1.55 per share compared to $1.36 per share during the same period of 2020, an increase of 14.0%.

PNOI increased by $9,296,000, or 14.1%, during the three months ended September 30, 2021, compared to the same period of 2020. PNOI increased $4,455,000 from same property operations (based on the same property pool), $3,817,000 from newly developed and value-add properties, and $1,318,000 from 2020 and 2021 acquisitions; PNOI decreased $282,000 from operating properties sold in 2020.

The same property pool PNOI Excluding Income from Lease Terminations increased 6.9% on a straight-line basis for the three months ended September 30, 2021, compared to the same period of 2020; on a cash basis (excluding straight-line rent adjustments and amortization of above/below market rent intangibles), Same PNOI increased 5.2%.

On a straight-line basis, rental rates on new and renewal leases (4.9% of total square footage) increased an average of 37.4% during the three months ended September 30, 2021.

Nine Months Ended September 30, 2021
FFO for the nine months ended September 30, 2021, was $4.47 per share compared to $4.00 per share during the same period of 2020, an increase of 11.8%.

PNOI increased by $24,043,000, or 12.4%, during the nine months ended September 30, 2021, compared to the same period of 2020. PNOI increased $11,984,000 from same property operations (based on the same property pool), $10,291,000 from newly developed and value-add properties, and $2,603,000 from 2020 and 2021 acquisitions; PNOI decreased $826,000 from operating properties sold in 2020.

The same property pool PNOI Excluding Income from Lease Terminations increased 6.4% on a straight-line basis for the nine months ended September 30, 2021, compared to the same period of 2020; on a cash basis (excluding straight-line rent adjustments and amortization of above/below market rent intangibles), Same PNOI increased 5.6%.

On a straight-line basis, rental rates on new and renewal leases (15.7% of total square footage) increased an average of 31.1% during the nine months ended September 30, 2021.

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

The same property pool for the three and nine months ended September 30, 2021 includes properties which were included in the operating portfolio for the entire period from January 1, 2020 through September 30, 2021; this pool is comprised of properties containing 41,305,000 square feet.

FFO, PNOI and Same PNOI are non-GAAP financial measures, which are defined under Definitions later in this release.  Reconciliations of Net Income to PNOI and Same PNOI, and Net Income Attributable to EastGroup Properties, Inc. Common Stockholders to FFO are presented in the attached schedule “Reconciliations of GAAP to Non-GAAP Measures.”

ACQUISITIONS

In August, EastGroup purchased DFW Global Logistics Centre, four business distribution buildings totaling 611,000 square feet, for $89.8 million. The property, which is 100% leased, is located adjacent to the Dallas-Fort Worth Airport. This acquisition increases the Company’s total square footage in the Dallas market to 4,523,000, which is currently 100% leased.

In September, the Company acquired Progress Center 3 within Atlanta’s Northeast submarket, directly adjacent to two other EastGroup owned properties, which are 100% leased. The 50,000 square foot distribution building was acquired for $5.0 million and is 100% leased.

In July, the Company acquired 27 acres of development land in Austin, Texas and immediately began constructing a 177,000 square foot business distribution building known as 45 Crossing. The building has a projected total cost of $26.2 million.

In August, EastGroup acquired 59 acres of undeveloped land in Greenville, South Carolina for $1.6 million. The site, known as Hillside, will accommodate the future development of three buildings containing approximately 400,000 square feet.

Subsequent to quarter-end, the Company purchased a 20,000 square foot building on approximately nine acres in Austin for $4.0 million. The building is currently being leased through December 2022; however, once the lease expires, the Company plans to tear down the existing building and construct two buildings totaling 129,000 square feet. This site is less than one mile from EastGroup’s four Settlers Crossing properties which are 100% leased.

Also subsequent to quarter-end, the Company acquired 158 acres of development land for $11.5 million. The land is located near Steele Creek Commerce Park in Charlotte, where EastGroup owns 10 buildings totaling 977,000 square feet which are 100% leased. The Company has future plans to construct seven buildings totaling 1,107,000 square feet on this site, known as Skyway Logistics Park Land.

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

DEVELOPMENT AND VALUE-ADD PROPERTIES

During the third quarter of 2021, EastGroup began construction of nine new development projects in nine different cities. The buildings will contain a total of 1,311,000 square feet and have projected total costs of $152.6 million.

The development projects started during the first nine months of 2021 are detailed in the table below:

Development Projects Started in 2021	Location	Size	Anticipated Conversion Date	Projected Total Costs
		(Square feet)		(In thousands)

Speed Distribution Center	San Diego, CA	519,000	02/2022	$88,600
Steele Creek 8	Charlotte, NC	72,000	08/2022	8,400
Grand Oaks 75 3	Tampa, FL	136,000	09/2022	12,000
Horizon West 2 & 3	Orlando, FL	210,000	09/2022	18,200
CreekView 9 & 10	Dallas, TX	145,000	12/2022	17,200
Tri-County Crossing 5	San Antonio, TX	105,000	01/2023	10,300
Grand Oaks 75 4	Tampa, FL	185,000	02/2023	17,900
SunCoast 12	Fort Myers, FL	79,000	02/2023	8,000
Gateway 3	Miami, FL	133,000	04/2023	19,100
Americas Ten 2	El Paso, TX	168,000	05/2023	14,100
Tri-County Crossing 6	San Antonio, TX	124,000	05/2023	9,900
45 Crossing	Austin, TX	177,000	06/2023	26,200
McKinney 3 & 4	Dallas, TX	212,000	06/2023	26,300
Ridgeview 3	San Antonio, TX	88,000	06/2023	10,700
Grand West Crossing 1	Houston, TX	121,000	08/2023	15,700
I-20 West Business Center	Atlanta, GA	155,000	10/2023	14,200
Total Development Projects Started		2,629,000		$316,800

At September 30, 2021, EastGroup’s development and value-add program consisted of 23 projects (3,941,000 square feet) in 15 cities. The projects, which were collectively 41% leased as of October 25, 2021, have a projected total cost of $447.3 million, of which $197.5 million remained to be funded as of September 30, 2021.

During the third quarter of 2021, EastGroup transferred two projects to the real estate portfolio (at the earlier of 90% occupancy or one year after completion/value-add acquisition date). The projects, which are located in Atlanta and Houston, contain 383,000 square feet and were collectively 86% leased as of October 25, 2021.

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

The development and value-add properties transferred to the real estate portfolio during the first nine months of 2021 are detailed in the table below:

Development and Value-Add Properties Transferred to the Real Estate Properties Portfolio in 2021	Location	Size	Conversion Date	Cumulative Cost as of 9/30/21	Percent Leased as of 10/25/21
		(Square feet)		(In thousands)

Gilbert Crossroads A & B	Phoenix, AZ	140,000	01/2021	$16,969	100%
CreekView 7 & 8	Dallas, TX	137,000	03/2021	17,691	100%
Hurricane Shoals 3	Atlanta, GA	101,000	03/2021	10,333	100%
Northpoint 200 (1)	Atlanta, GA	79,000	03/2021	6,893	100%
Rancho Distribution Center (1)	Los Angeles, CA	162,000	03/2021	27,645	100%
World Houston 44	Houston, TX	134,000	05/2021	9,126	100%
Gateway 4	Miami, FL	197,000	06/2021	23,762	100%
Interstate Commons 2 (1)	Phoenix, AZ	142,000	06/2021	12,325	100%
Settlers Crossing 3 & 4	Austin, TX	173,000	06/2021	20,000	100%
SunCoast 7	Fort Myers, FL	77,000	06/2021	8,139	100%
Tri-County Crossing 3 & 4	San Antonio, TX	203,000	06/2021	16,066	100%
Cherokee 75 Business Center 2 (1)	Atlanta, GA	105,000	07/2021	9,302	100%
Northwest Crossing 1-3	Houston, TX	278,000	09/2021	24,006	81%
Total Projects Transferred		1,928,000		$202,257	97%

Projected Stabilized Yield (2)	7.0%

(1) These value-add projects were acquired by EastGroup.
(2) Weighted average yield based on estimated annual property net operating income on a straight-line basis at 100% occupancy divided by projected total costs.

DIVIDENDS

EastGroup declared a cash dividend of $0.90 per share in the third quarter of 2021, which represented a 13.9% increase over the previous quarter’s dividend. The third quarter dividend, which was paid on October 15, 2021, was the Company’s 167th consecutive quarterly cash distribution to shareholders.  The Company has increased or maintained its dividend for 29 consecutive years and has increased it 26 years over that period, including increases in each of the last 10 years.  The annualized dividend rate of $3.60 per share yielded 1.9% on the closing stock price of $192.50 on October 25, 2021.

FINANCIAL STRENGTH AND FLEXIBILITY

EastGroup continues to maintain a strong and flexible balance sheet.  Debt-to-total market capitalization was 16.5% at September 30, 2021.  The Company’s interest and fixed charge coverage ratio was 8.50x for the third quarter of 2021 and 8.23x for the nine months ended September 30, 2021. The Company’s ratio of debt to earnings before interest, taxes, depreciation and amortization for real estate (“EBITDAre”) was 4.67x and 4.90x for the three and nine months ended September 30, 2021, respectively. EBITDAre is a non-GAAP financial measure defined under Definitions later in this release. A reconciliation of Net Income to EBITDAre is presented in the attached schedule “Reconciliations of GAAP to Non-GAAP Measures.”

During the third quarter, EastGroup issued and sold 278,893 shares of common stock under its continuous common equity offering program at an average price of $176.45 per share, providing aggregate net proceeds to the Company of approximately $49 million. During the nine months ended September 30, 2021, EastGroup issued and sold 966,608 shares of common stock under its continuous common equity program at an average price of $159.54 per share, providing aggregate net proceeds to the Company of approximately $152 million.

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

In July 2021, the Company repaid a maturing $40 million senior unsecured term loan with an effective fixed interest rate of 2.34%.

In September 2021, the Company closed on the refinance of a $100 million senior unsecured term loan with five years remaining. The amended term loan provides for interest only payments currently at an interest rate of LIBOR plus 85 basis points, based on the Company’s current credit ratings and consolidated leverage ratio, which is a 65 basis point reduction in the credit spread compared to the original term loan. The Company has an interest rate swap agreement which converts the loan’s LIBOR rate component to a fixed interest rate for the entire term of the loan, providing a total effective fixed interest rate of 2.10%. The term loan also includes a sustainability-linked pricing component pursuant to which, if the Company meets certain sustainability performance targets, the applicable interest margin will be reduced by one basis point.

Subsequent to quarter-end, EastGroup repaid (with no penalty) a mortgage loan with a balance of approximately $33 million, an interest rate of 4.09% and an original maturity date of January 5, 2022.

OUTLOOK FOR 2021

EPS for 2021 is now estimated to be in the range of $2.85 to $2.89.  Estimated FFO per share attributable to common stockholders for 2021 is now estimated to be in the range of $6.01 to $6.05. The table below reconciles projected net income attributable to common stockholders to projected FFO. The Company is providing a projection of estimated net income attributable to common stockholders solely to satisfy the disclosure requirements of the U.S. Securities and Exchange Commission.

EastGroup’s projections are based on management’s current beliefs and assumptions about our business, the industry and the markets in which we operate; there are known and unknown risks and uncertainties associated with these projections. The Company assumes no obligation to update publicly any forward-looking statements, including its outlook for 2021, whether as a result of new information, future events or otherwise. Please refer to the “Forward-Looking Statements” disclosures included in this earnings release and “Risk Factors” disclosed in our annual and quarterly reports filed with the Securities and Exchange Commission for more information.

	Low Range		High Range
	Q4 2021	Y/E 2021	Q4 2021	Y/E 2021
	(In thousands, except per share data)

Net income attributable to common stockholders	$29,409	115,077	31,023	116,691
Depreciation and amortization	33,568	127,595	33,568	127,595
Funds from operations attributable to common stockholders	$62,977	242,672	64,591	244,286

Diluted shares	40,923	40,355	40,923	40,355
Per share data (diluted):
Net income attributable to common stockholders	$0.72	2.85	0.76	2.89
Funds from operations attributable to common stockholders	1.54	6.01	1.58	6.05

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

The following assumptions were used for the mid-point:

Metrics	Revised Guidance for Year 2021	July Earnings Release Guidance for Year 2021	Actual for Year 2020
FFO per share	$6.01 - $6.05	$5.83 - $5.93	$5.38
FFO per share increase over prior year	12.1%	9.3%	8.0%
Same PNOI growth: cash basis(1)	5.1% - 6.1%(2)	4.7% - 5.7%(2)	3.2%
Average month-end occupancy	96.6% - 97.2%	96.3% - 97.3%	96.7%
Lease termination fee income	$1.3 million	$850,000	$709,000
Reserves for uncollectible rent (No identified bad debts for remainder of year)	$50,000	$950,000	$2.8 million
Development starts:
Square feet	2.8 million	2.4 million	851,000
Projected total investment	$340 million	$275 million	$91 million
Value-add property acquisitions (Projected total investment)	$35 million	$35 million	$29 million
Operating property acquisitions	$105 million	$10 million	$49 million
Operating property dispositions (Potential gains on dispositions are not included in the projections)	$80 million	$60 million	$21 million
Unsecured debt closing in period	$300 million at 2.65% weighted average interest rate	$250 million at 2.58% weighted average interest rate	$275 million at 2.56% weighted average interest rate
Common stock issuances	$230 million	$185 million	$94 million
General and administrative expense	$16.3 million	$17.1 million	$14.4 million

(1) Excludes straight-line rent adjustments, amortization of market rent intangibles for acquired leases and income from lease terminations.

(2) Includes properties which have been in the operating portfolio since 1/1/20 and are projected to be in the operating portfolio through 12/31/21; includes 40,832,000 square feet.

DEFINITIONS

The Company’s chief decision makers use two primary measures of operating results in making decisions: (1) funds from operations attributable to common stockholders (“FFO”) and (2) property net operating income (“PNOI”), as defined below.

FFO is computed in accordance with standards established by the National Association of Real Estate Investment Trusts, Inc. (“Nareit”).  Nareit’s guidance allows preparers an option as it pertains to whether gains or losses on sale, or impairment charges, on real estate assets incidental to a real estate investment trust’s (“REIT’s”) business are excluded from the calculation of FFO. EastGroup has made the election to exclude activity related to such assets that are incidental to our business. FFO is calculated as net income (loss) attributable to common stockholders computed in accordance with U.S. generally accepted accounting principles (“GAAP”), excluding gains and losses from sales of real estate property (including other assets incidental to the Company’s business) and impairment losses, adjusted for real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

PNOI is defined as Income from real estate operations less Expenses from real estate operations (including market-based internal management fee expense) plus the Company’s share of income and property operating expenses from its less-than-wholly-owned real estate investments. EastGroup sometimes refers to PNOI from Same Properties as “Same PNOI” in this press release and the accompanying reconciliation; the Company also presents Same PNOI Excluding Income from Lease Terminations. The Company presents Same PNOI and Same PNOI Excluding
400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

Income from Lease Terminations as a property-level supplemental measure of performance used to evaluate the performance of the Company’s investments in real estate assets and its operating results on a same property basis. The Company believes it is useful to evaluate Same PNOI Excluding Income from Lease Terminations on both a straight-line and cash basis. The straight-line basis is calculated by averaging the customers’ rent payments over the lives of the leases; GAAP requires the recognition of rental income on a straight-line basis. The cash basis excludes adjustments for straight-line rent and amortization of market rent intangibles for acquired leases; cash basis is an indicator of the rents charged to customers by the Company during the periods presented and is useful in analyzing the embedded rent growth in the Company’s portfolio. “Same Properties” is defined as operating properties owned during the entire current period and prior year reporting period. Operating properties are stabilized real estate properties (land including building and improvements) that make up the Company’s operating portfolio. Properties developed or acquired are excluded from the same property pool until held in the operating portfolio for both the current and prior year reporting periods. Properties sold during the current or prior year reporting periods are also excluded.

FFO and PNOI are supplemental industry reporting measurements used to evaluate the performance of the Company’s investments in real estate assets and its operating results. The Company believes that the exclusion of depreciation and amortization in the industry’s calculations of PNOI and FFO provides supplemental indicators of the properties’ performance since real estate values have historically risen or fallen with market conditions.  PNOI and FFO as calculated by the Company may not be comparable to similarly titled but differently calculated measures for other REITs.  Investors should be aware that items excluded from or added back to FFO are significant components in understanding and assessing the Company’s financial performance.

The Company’s chief decision makers also use Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”) in making decisions. EBITDAre is computed in accordance with standards established by Nareit and defined as Net Income, adjusted for gains and losses from sales of real estate investments, non-operating real estate and other assets incidental to the Company’s business, interest expense, income tax expense, depreciation and amortization. EBITDAre is a non-GAAP financial measure used to measure the Company’s operating performance and its ability to meet interest payment obligations and pay quarterly stock dividends on an unleveraged basis.

EastGroup’s chief decision makers also use its Debt-to-EBITDAre ratio, a non-GAAP financial measure calculated by dividing the Company’s debt by its EBITDAre, in analyzing the financial condition and operating performance of the Company relative to its leverage.

The Company’s interest and fixed charge coverage ratio is a non-GAAP financial measure calculated by dividing the Company’s EBITDAre by its interest expense. This ratio provides a basis for analysis of the Company’s leverage, operating performance and its ability to service the interest payments due on its debt.

CONFERENCE CALL

EastGroup will host a conference call and webcast to discuss the results of its third quarter and review the Company’s current operations on Wednesday, October 27, 2021, at 11:00 a.m. Eastern Time.  A live broadcast of the conference call is available by dialing 1-888-346-0688 (conference ID: EastGroup) or by webcast through a link on the Company’s website at www.eastgroup.net.  If you are unable to listen to the live conference call, a telephone and webcast replay will be available until Wednesday, November 3, 2021.  The telephone replay can be accessed by dialing 1-877-344-7529 (access code 10160392), and the webcast replay can be accessed through a link on the Company’s website at www.eastgroup.net.

SUPPLEMENTAL INFORMATION

Supplemental financial information is available under Quarterly Results in the Investor Relations section of the Company’s website at www.eastgroup.net or upon request by calling the Company at 601-354-3555.

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

COMPANY INFORMATION

EastGroup Properties, Inc. (NYSE: EGP), an S&P MidCap 400 company, is a self-administered equity real estate investment trust focused on the development, acquisition and operation of industrial properties in major Sunbelt markets throughout the United States with an emphasis in the states of Florida, Texas, Arizona, California and North Carolina.  The Company’s goal is to maximize shareholder value by being a leading provider in its markets of functional, flexible and quality business distribution space for location sensitive customers (primarily in the 15,000 to 70,000 square foot range).  The Company’s strategy for growth is based on ownership of premier distribution facilities generally clustered near major transportation features in supply-constrained submarkets.  EastGroup’s portfolio, including development projects and value-add acquisitions in lease-up and under construction, currently includes approximately 50.5 million square feet.  EastGroup Properties, Inc. press releases are available on the Company’s website at www.eastgroup.net.

FORWARD-LOOKING STATEMENTS

The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “may,” “will,” “seek,” “expects,” “anticipates,” “believes,” “targets,” “intends,” “should,” “estimates,” “could,” “continue,” “assume,” “projects” or “plans” and variations of such words or similar expressions or the negative of such words, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to:

•international, national, regional and local economic conditions;
•the duration and extent of the impact of the coronavirus (“COVID-19”) pandemic, including as a result of any COVID-19 variants or as affected by the efficacy of COVID-19 vaccines, and any related lockdowns or other orders on our business operations or the business operations of our tenants (including their ability to timely make rent payments) and the economy generally;
•disruption in supply and delivery chains;
•the general level of interest rates and ability to raise equity capital on attractive terms;
•financing risks, including the risks that our cash flows from operations may be insufficient to meet required payments of principal and interest, and we may be unable to refinance our existing debt upon maturity or obtain new financing on attractive terms or at all;
•our ability to retain our credit agency ratings;
•our ability to comply with applicable financial covenants;
•the competitive environment in which the Company operates;
•fluctuations of occupancy or rental rates;
•potential defaults (including bankruptcies or insolvency) on or non-renewal of leases by tenants, or our ability to lease space at current or anticipated rents, particularly in light of the significant uncertainty as to when and the conditions under which current or potential tenants will be able to operate physical locations in the future;
•potential changes in the law or governmental regulations and interpretations of those laws and regulations, including changes in real estate laws or REIT or corporate income tax laws, and potential increases in real property tax rates;
•our ability to maintain our qualification as a REIT;
400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

•acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections;
•natural disasters such as fires, floods, tornadoes, hurricanes and earthquakes;
•pandemics, epidemics or other public health emergencies, such as the outbreak of COVID-19;
•the terms of governmental regulations that affect us and interpretations of those regulations, including the costs of compliance with those regulations, changes in real estate and zoning laws and increases in real property tax rates;
•credit risk in the event of non-performance by the counterparties to our interest rate swaps;
•lack of or insufficient amounts of insurance;
•litigation, including costs associated with prosecuting or defending claims and any adverse outcomes;
•our ability to retain key personnel;
•the consequences of future terrorist attacks or civil unrest; and
•environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us.

All forward-looking statements should be read in light of the risks identified in Part I, Item 1A. Risk Factors within the Company’s most recent Annual Report on Form 10-K and in its subsequent Quarterly Reports on Form 10-Q.
The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
REVENUES
Income from real estate operations	$104,584	92,000	302,063	270,077
Other revenue	13	12	40	278
	104,597	92,012	302,103	270,355
EXPENSES
Expenses from real estate operations	29,644	26,325	85,521	77,505
Depreciation and amortization	32,263	29,211	93,925	85,673
General and administrative	3,559	3,714	12,081	11,020
Indirect leasing costs	133	248	597	522
	65,599	59,498	192,124	174,720
OTHER INCOME (EXPENSE)
Interest expense	(8,416)	(8,347)	(24,873)	(25,150)
Other	210	244	621	711
NET INCOME	30,792	24,411	85,727	71,196
Net income attributable to noncontrolling interest in joint ventures	(21)	(10)	(59)	(14)
NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	30,771	24,401	85,668	71,182
Other comprehensive income (loss) - interest rate swaps	1,325	1,362	8,276	(16,252)
TOTAL COMPREHENSIVE INCOME	$32,096	25,763	93,944	54,930

BASIC PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$0.76	0.62	2.14	1.82
Weighted average shares outstanding	40,434	39,338	40,058	39,077
DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$0.76	0.62	2.13	1.82
Weighted average shares outstanding	40,567	39,450	40,165	39,168

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020

NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	$30,771	24,401	85,668	71,182
Depreciation and amortization	32,263	29,211	93,925	85,673
Company’s share of depreciation from unconsolidated investment	34	34	102	103
Depreciation and amortization from noncontrolling interest	—	(35)	—	(114)
FUNDS FROM OPERATIONS (“FFO”) ATTRIBUTABLE TO COMMON STOCKHOLDERS	63,068	53,611	179,695	156,844
Gain on casualties and involuntary conversion	—	—	—	(161)
FFO EXCLUDING GAIN ON CASUALTIES AND INVOLUNTARY CONVERSION	$63,068	53,611	179,695	156,683

NET INCOME	$30,792	24,411	85,727	71,196
Interest expense (1)	8,416	8,347	24,873	25,150
Depreciation and amortization	32,263	29,211	93,925	85,673
Company’s share of depreciation from unconsolidated investment	34	34	102	103
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (“EBITDA”)	71,505	62,003	204,627	182,122
Gain on sales of real estate investments and non-operating real estate	—	—	—	—
EBITDA FOR REAL ESTATE (“EBITDAre”)	$71,505	62,003	204,627	182,122

Debt	$1,336,615	1,211,067	1,336,615	1,211,067
Debt-to-EBITDAre ratio	4.67	4.88	4.90	4.99
DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$0.76	0.62	2.13	1.82
FFO attributable to common stockholders	$1.55	1.36	4.47	4.00
FFO Excluding Gain on Casualties and Involuntary Conversion attributable to common stockholders	$1.55	1.36	4.47	4.00
Weighted average shares outstanding for EPS and FFO purposes	40,567	39,450	40,165	39,168

(1)  Net of capitalized interest of $2,292 and $2,378 for the three months ended September 30, 2021 and 2020, respectively; and $6,686 and $7,562 for the nine months ended September 30, 2021 and 2020, respectively.

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES (Continued)
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020

NET INCOME	$30,792	24,411	85,727	71,196
Interest income	(2)	(36)	(6)	(86)
Other revenue	(13)	(12)	(40)	(278)
Indirect leasing costs	133	248	597	522
Depreciation and amortization	32,263	29,211	93,925	85,673
Company’s share of depreciation from unconsolidated investment	34	34	102	103
Interest expense (1)	8,416	8,347	24,873	25,150
General and administrative expense (2)	3,559	3,714	12,081	11,020
Noncontrolling interest in PNOI of consolidated joint ventures	(15)	(46)	(46)	(130)
PROPERTY NET OPERATING INCOME (“PNOI”)	75,167	65,871	217,213	193,170
PNOI from 2020 and 2021 acquisitions	(1,447)	(129)	(2,903)	(300)
PNOI from 2020 and 2021 development and value-add properties	(7,184)	(3,367)	(18,501)	(8,210)
PNOI from 2020 operating property dispositions	—	(282)	—	(826)
Other PNOI	77	65	178	169
SAME PNOI (Straight-Line Basis)	66,613	62,158	195,987	184,003
Net lease termination fee income from same properties	(353)	(192)	(947)	(661)
SAME PNOI EXCLUDING INCOME FROM LEASE TERMINATIONS (Straight-Line Basis)	66,260	61,966	195,040	183,342
Straight-line rent adjustments for same properties	(1,365)	(62)	(2,632)	(530)
Acquired leases - market rent adjustment amortization for same properties	(96)	(325)	(522)	(1,060)
SAME PNOI EXCLUDING INCOME FROM LEASE TERMINATIONS (Cash Basis)	$64,799	61,579	191,886	181,752

(1) Net of capitalized interest of $2,292 and $2,378 for the three months ended September 30, 2021 and 2020, respectively; and $6,686 and $7,562 for the nine months ended September 30, 2021 and 2020, respectively.

(2) Net of capitalized development costs of $2,031 and $1,447 for the three months ended September 30, 2021 and 2020, respectively; and $5,311 and $5,052 for the nine months ended September 30, 2021 and 2020, respectively.